Exhibit 99.3

Ivanhoe Energy receives delisting notice from TSX

VANCOUVER, Feb. 25, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) announced today that the Toronto Stock Exchange (TSX) has determined to delist the common shares (symbol: IE) and the convertible debentures (symbol: IE.DB) of the company at the close of business on March 26, 2015 for failure to meet the continued listing requirements of the TSX. The common shares and debentures, which were suspended from trading on the TSX on February 20, 2015, will remain suspended until the delisting date.

Ivanhoe Energy is an independent international heavy-oil exploration and development company focused on pursuing long-term growth using advanced technologies, including its proprietary heavy-oil upgrading process (HTL®). For more information about Ivanhoe Energy Inc., please visit www.ivanhoeenergy.com.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman, +1.604.331.9834; Media: Bob Williamson, +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 17:30e 25-FEB-15